UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HILL INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Hill International Announces Postponement of Annual Meeting of Stockholders

PHILADELPHIA — August 11, 2016 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today that its Board of Directors has determined that it is necessary to postpone the company’s Annual Meeting of Stockholders previously scheduled to take place today.  The Board will determine shortly a new record date and establish a date for the meeting and once that is done the Company will publicly announce the new date, time and location and distribute new proxy materials.

Hill International, with 4,500 professionals in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the eighth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)

* * *

Your vote is very important to us.  No matter how many shares of Common Stock you own, please vote FOR the election of all our Nominees and in accordance with the Board’s recommendations on all other proposals on the agenda for the 2016 Annual Meeting.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Hill International’s proxy materials, please call

Alliance Advisors LLC at the phone numbers listed below.

ALLIANCE ADVISORS LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Shareholders Call Toll-Free: (888) 991-1290

Banks and Brokers Call Collect:  (973) 873-7721

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company has filed a definitive proxy statement and this First Supplement with the SEC in connection with the solicitation of proxies for its 2016 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov or the Company’s website at www.hillintl.com, in the “Investor Relations” section.

PARTICIPANTS IN THE SOLICITATION

The Company’s directors and certain executive officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting.  Information regarding the interests of such individuals in the solicitation are included in the Definitive Proxy Statement filed by the Company in connection with the Annual Meeting.